Exhibit 99.1

GlyEco Reports Third Quarter and Nine Months Ended September 30, 2018 Results

High-Capacity Antifreeze Blending Facility Operational in WV with First Customer Shipment Completed

Q3 Results Impacted by Three Week Production Shutdown at WV Plant

ROCK HILL, SC / ACCESSWIRE / November 14, 2018 / GlyEco, Inc. (“GlyEco” or the “Company”) (OTC Pink: GLYE), a developer, manufacturer and distributor of performance fluids for the automotive, commercial and industrial markets, announced today the following financial results for the quarter and nine months ended September 30, 2018:

	Quarter ended Sept 30,
	2018	2017

Sales, net	$2,896,000	$3,285,000
Gross profit	$163,000	$408,000
Total operating expenses	$1,268,000	$2,163,000
Loss from operations	$(1,104,000)	$(1,755,000)
Net loss	$(1,338,000)	$(2,057,000)
Adjusted EBITDA	$(713,000)	$(586,000)

	Nine Months ended Sept 30,
	2018	2017

Sales, net	$9,364,000	$8,493,000
Gross profit	$1,110,000	$1,025,000
Total operating expenses	$4,237,000	$4,370,000
Loss from operations	$(3,127,000)	$(3,345,000)
Net loss	$(3,709,000)	$(4,068,000)
Adjusted EBITDA	$(1,939,000)	$(1,447,000)

Third Quarter of 2018 Highlights

●	Net revenues of $2.9 million were down 12% compared to $3.3 million for the same period last year.

o	Industrial Segment reported total revenues of $1.8 million and gross profit margin of 12%.

o	Consumer Segment reported decreased total revenues of $1.4 million and gross loss of 4%.

●	Total gross profit was $163,000, or 6% of revenues, compared to $408,000, or 12% of revenues, for the same period last year.

●	Adjusted EBITDA, a non-GAAP measure, was $(713,000) compared to $(586,000) for the same period last year.

Third Quarter of 2018 Financial Review

The Company reported total revenues decreased by $389,000 or 12%, from $3,285,000 for the quarter ended September 30, 2017 to $2,896,000 for the quarter ended September 30, 2018. Consumer revenues decreased by $58,000 or 4%, from $1,456,000 for the quarter ended September 30, 2017 to $1,398,000 for the quarter ended September 30, 2018. The Consumer Segment remained focused on operational improvements and expense management during the quarter while deemphasizing retail sales growth. Industrial revenues decreased by $286,000 or 14%, from $2,077,000 for the quarter ended September 30, 2017 to $1,791,000 for the quarter ended September 30, 2018. During early August, the Company experienced an environmental issue related to the processing of feedstock at its Institute, WV facility, which resulted in the Company shutting down production at the facility. The issue was resolved with regulatory agencies, the landlord and site services provider, and feedstock suppliers during September and the net impact was 3-weeks of missed production at the facility. This impacted top-line revenue and gross margin for the quarter.

The Company reported total gross profit decreased from $408,000, representing a 12% gross margin, for the quarter ended September 30, 2017 to $163,000, representing a 6% gross margin, for the quarter ended September 30, 2018. Consumer gross profit decreased from $149,000, representing a 10% gross margin, for the quarter ended September 30, 2017 to negative ($49,000), representing a negative (4%) gross margin, for the quarter ended September 30, 2018. The Consumer gross profit was impacted by a decline in revenues as well as higher production costs due to total feedstock costs, including shipping costs, and certain non-recurring costs to improve long-term operations, including regulatory compliance expenses and facility improvements. Industrial gross profit decreased from $259,000, representing a 12% gross margin, for the quarter ended September 30, 2017 to $213,000, representing a 12% gross margin, for the quarter ended September 30, 2018. Industrial gross profit was impacted by decreased sales volume and a slight decrease in overall sales price.

The Company reported operating expenses decreased from $2,163,000, representing a 66% operating expense ratio for the quarter ended September 30, 2017, to $1,268,000, representing a 44% expense ratio for the quarter ended September 30, 2018. On a sequential basis, operating expenses decreased for the third consecutive quarter compared to $1,326,00 for the quarter ended June 30, 2018, $1,643,000 for the quarter ended March 31, 2018, and $1,594,000 for the quarter ended December 31, 2017. We expect that operating expenses will continue to decline incrementally over the coming quarters as significant non-recurring projects are completed, and we continue to refine our operations, including staff reductions and efficiencies from integrating our business segments.

The Company reported an operating loss of $1,104,000 for the quarter ended September 30, 2018, compared to a $1,755,000 operating loss for the quarter ended September 30, 2017.

The Company reported a net loss of $1,338,000 for the quarter ended September 30, 2018, compared to a net loss of $2,057,000 for the quarter ended September 30, 2017.

The Company reported adjusted EBITDA of $(714,000) for the quarter ended September 30, 2018, compared to $(586,000) for the quarter ended September 30, 2017.

Nine Months of 2018 Financial Review

The Company reported total revenues increased by $871,000 or 10%, from $8,493,000 for the nine months ended September 30, 2017 to $9,364,000 for the nine months ended September 30, 2018. Consumer revenues decreased by $156,000 or 3%, from $4,702,000 for the nine months ended September 30, 2017 to $4,546,000 for the nine months ended September 30, 2018. Industrial revenues increased $1,051,000 or 23%, from $4,626,000 for the nine months ended September 30, 2017 to $5,677,000 for the nine months ended September 30, 2018. Sales growth was significant in the Industrial Segment on a year over year basis and we expect continued growth in the coming quarters led by the Industrial Segment.

The Company reported total gross profit increased from $1,025,000, representing a 12% gross margin, for the nine months ended September 30, 2017 to $1,110,000, representing a 12% gross margin, for the nine months ended September 30, 2018. Consumer gross profit decreased from $609,000, representing a 13% gross margin, for the nine months ended September 30, 2017 to $32,000, representing a 1% gross margin, for the nine months ended September 30, 2018. The Consumer gross profit was impacted by a decline in revenues as well as higher production costs due to total feedstock costs, including shipping costs, and non-recurring costs to improve long-term operations, including severance, regulatory compliance expenses and facility improvements. Industrial gross profit increased from $416,000, representing a 9% gross margin, for the nine months ended September 30, 2017 to $1,077,000, representing a 19% gross margin, for the nine months ended September 30, 2018. Industrial gross profit was impacted by increased sales volume and a more profitable mix of business as well as scaling production at the Institute, West Virginia facility which remains well below its operational capacity.

The Company reported operating expenses decreased from $4,370,000, representing a 51% operating expense ratio for the nine months ended September 30, 2017, to $4,237,000, representing a 45% expense ratio for the nine months ended September 30, 2018. We expect that operating expenses will continue to decline incrementally over the coming quarters as significant non-recurring projects are completed, and we continue to refine our operations, including staff reductions and efficiencies from integrating our business segments.

The Company reported an operating loss of $3,127,000 for the nine months ended September 30, 2018, compared to a $3,345,000 operating loss for the nine months ended September 30, 2017.

The Company reported a net loss of $3,709,000 for the nine months ended September 30, 2018, compared to a net loss of $4,068,000 for the nine months ended September 30, 2017.

The Company reported adjusted EBITDA of $(1,939,000) for the nine months ended September 30, 2018, compared to $(1,447,000) for the nine months ended September 30, 2017.

Business Update

The antifreeze blending project at the facility in Institute, WV was completed, with the first customer delivery made in early November. The new facility provides the Company with capacity to blend up to 6 million gallons of finished antifreeze per year and facilitates large strategic partnerships for the future. The blending facility is directly supplied by our WV ethylene glycol plant and WEBA subsidiary allowing for full vertical-integration in antifreeze production. By moving our raw ethylene glycol downstream to blended products, like antifreeze, we can generate higher margins and mitigate the effect of price volatility in the ethylene glycol market.

“Our newly-realigned management team conducted a full strategic review during the quarter, reassessing the competitive advantages of the company and setting a go-forward strategy to best utilize our vertically-integrated production assets. A renewed focus on the production of raw materials at our West Virginia plant and the production of finished antifreeze at our recently-completed blending facility will drive growth and efficiencies in the months to come.” said Mr. Geib, our recently appointed President and Chief Executive Officer.

About GlyEco, Inc.

GlyEco is a developer, manufacturer and distributor of performance fluids for the automotive, commercial and industrial markets. We specialize in coolants, additives and complementary fluids. We believe our vertically integrated approach, which includes formulating products, acquiring feedstock, managing facility construction and upgrades, operating facilities, and distributing products through our fleet of trucks, positions us to serve our key markets and enables us to capture incremental revenue and margin throughout the process. Our network of facilities, develop, manufacture and distribute high quality products that meet or exceed industry quality standards, including a wide spectrum of ready to use antifreezes and additive packages for the antifreeze/coolant, gas patch coolants and heat transfer fluid industries, throughout North America.

For further information, please visit: http://www.glyeco.com

To assist investors and other interested parties in staying informed about GlyEco, the Company distributes, by e-mail, press releases and other information. To be added to the Company distribution list, please contact us at info@glyeco.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by federal securities laws.

Contact:

GlyEco, Inc.

Brian Gelman

Corporate EVP and Chief Financial Officer

bgelman@glyeco.com

866-960-1539

SOURCE: GlyEco, Inc.

GLYECO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

September 30, 2018 and December 31, 2017

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS

Current Assets
Cash	$230,771	$111,302
Cash - restricted	—	6,642
Accounts receivable, net	1,043,465	1,546,367
Prepaid expenses	198,630	360,953
Inventories	546,543	564,133
Total current assets	2,019,409	2,589,397

Property, plant and equipment, net	3,951,291	3,897,950

Other Assets
Deposits	403,502	436,450
Goodwill	3,822,583	3,822,583
Other intangible assets, net	1,898,987	2,266,654
Total other assets	6,125,072	6,525,687

Total assets	$12,095,772	$13,013,034

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$3,439,931	$2,921,406
Contingent acquisition consideration	1,503,113	1,509,755
Notes payable – current portion, net of debt discount	2,063,228	297,534
Capital lease obligations – current portion	480,217	377,220
Total current liabilities	7,486,489	5,105,915

Non-Current Liabilities
Notes payable – non-current portion	2,924,149	2,953,631
Capital lease obligations – non-current portion	878,667	1,085,985
Total non-current liabilities	3,802,816	4,039,616

Total liabilities	11,289,305	9,145,531

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, par value $0.0001 per share: 40,000,000 shares authorized; no shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	—	—
Common stock, par value $0.0001 per share: 300,000,000 shares authorized; 1,348,253 and 1,322,304 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	135	132
Additional paid-in capital	46,511,861	45,863,969
Accumulated deficit	(45,705,529)	(41,996,598)
Total stockholders’ equity	806,467	3,867,503

Total liabilities and stockholders’ equity	$12,095,772	$13,013,034

GLYECO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2018 and 2017

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Sales, net	$2,895,758	$3,284,670	$9,364,148	$8,493,088
Cost of goods sold	2,732,548	2,876,577	8,254,589	7,468,406
Gross profit	163,210	408,093	1,109,559	1,024,682

Operating expenses:
Consulting fees	18,367	149,233	92,511	368,195
Share-based compensation	107,054	129,707	348,515	361,241
Salaries and wages	513,821	539,651	1,730,234	1,246,252
Legal and professional	211,208	152,797	752,688	501,528
Tank remediation	—	780,000	—	780,000
General and administrative	417,237	411,966	1,312,667	1,112,307
Total operating expenses	1,267,687	2,163,354	4,236,615	4,369,523

Loss from operations	(1,104,477)	(1,755,261)	(3,127,056)	(3,344,841)

Other expenses:
Loss on debt extinguishment	—	146,564	—	146,564
Interest expense	240,864	154,068	572,140	573,671
Total other expense, net	240,864	300,632	572,140	720,235

Loss before provision for (benefit from) income taxes	(1,345,341)	(2,055,893)	(3,699,196)	(4,065,076)

Provision for (benefit from) income taxes	(7,516)	653	9,735	2,606

Net loss	$(1,337,825)	$(2,056,546)	$(3,708,931)	$(4,067,682)

Basic and diluted loss per share	$(1.00)	$(1.73)	$(2.78)	$(3.77)

Weighted average number of common shares outstanding - basic and diluted	1,343,029	1,189,818	1,333,131	1,077,673

GLYECO, INC. AND SUBSIDIARIES

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (non-GAAP)

For the three and nine months ended September 30, 2018 and 2017

	Three Months Ended September 30,
	2018	2017
GAAP net loss	$(1,337,825)	$(2,056,546)

Interest expense	240,864	154,068
Loss on debt extinguishment	—	146,564
Tank remediation	—	780,000
Income tax (benefit) expense	(7,516)	653
Depreciation and amortization	284,186	259,130
Share-based compensation	107,054	129,707
Adjusted EBITDA	$(713,237)	$(586,424)

	Nine Months Ended September 30,
	2018	2017
GAAP net loss	$(3,708,931)	$(4,067,682)

Interest expense	572,140	573,671
Loss on debt extinguishment	—	146,564
Tank Remediation	—	780,000
Income tax expense	9,735	2,606
Depreciation and amortization	839,097	756,517
Share-based compensation	348,515	361,241
Adjusted EBITDA	$(1,939,444)	$(1,447,083)

Presented above is the non-GAAP financial measure representing earnings before interest, taxes, depreciation, amortization and stock compensation (which we refer to as “Adjusted EBITDA”) and the reconciliations of Adjusted EBITDA to net loss. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, net income (loss) and cash flows from operations calculated in accordance with GAAP.

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income (loss) and cash flows from operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to many of our employees in order to evaluate our Company’s performance. Further, we believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results and helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income (loss), as well as trends in those items.